CERTIFICATE OF CONVERSION

OF

SHARESPOST 100 FUND LLC

Pursuant to the provisions of Section 3820 of the Delaware Statutory Trust Act, SharesPost 100 Fund LLC, a Delaware limited liability company, desires to convert into a Delaware statutory trust that shall continue to operate under the name SharesPost 100 Fund, a Delaware statutory trust (the “Conversion”); the undersigned hereby certifies as follows:

1.      SharesPost 100 Fund LLC was formed as a limited liability company in the State of Delaware on August 20, 2012;

2.       The name of the statutory trust as set forth in the Certificate of Trust is SharesPost 100 Fund; and

3.       The Conversion shall be effective upon filing of this Certificate of Conversion.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned hereby affirm under the penalties of perjury, that the facts stated herein are true, this 20th day of March, 2013.

SHARESPOST 100 FUND
BOARD OF MANAGERS

/s/ Frank W. Haydu III
Frank W. Haydu III

/s/ Mark Radcliffe
Mark Radcliffe

/s/ Robert J. Boulware
Robert J. Boulware

/s/ SvenWeber
Sven Weber